DB1/ 156421375.4 Form of PSU Award Agreement under the 2025 EIP 1 #12701235v2 ONEOK, INC. 2025 EQUITY INCENTIVE PLAN PERFORMANCE UNIT AWARD AGREEMENT This Performance Unit Award Agreement (the “Agreement”) is entered into as of the [___] day of [_______________], by and between ONEOK, Inc. (“Company”) and [NAME] (“Grantee”), an employee of Company or a Subsidiary thereof and participant in the ONEOK, Inc. 2025 Equity Incentive Plan (the “Plan”), pursuant to the terms of the Plan. 1. Performance Unit Award. This Agreement establishes the terms and conditions for Company’s grant of an Award of: Performance Units (the “Award”): [____] to Grantee pursuant to the Plan. This Agreement, when executed by Grantee, constitutes an agreement between Company and Grantee. Capitalized terms not defined in this Agreement shall have the meaning ascribed to them in the Plan. 2. Performance Period; Vesting; Performance Goal. The Performance Units granted pursuant to the Award will vest in accordance with the following terms and conditions: (a) The “Vesting Period” for the Performance Units is the period beginning on [_____________] (the “Grant Date”) and ending on the third anniversary of the Grant Date (the “Vesting Date”). Subject to Grantee’s continued employment with Company and its Subsidiaries during the Vesting Period and subject to the terms of this Agreement, Grantee shall vest on the Vesting Date in the number of Performance Units, if any, calculated based on attainment of the Performance Goal described in Section 2(b), except as provided in Sections 2(d), 2(e), or 2(f), as applicable. (b) Except as otherwise provided in this Agreement or the Plan, Grantee shall vest in a percentage of the number of Performance Units granted by this Award (including any related Dividend Equivalents, as described below), if any, on the Vesting Date, based upon the attainment of the performance goal described in Exhibit A (the “Performance Goal”) attached hereto during the period commencing on January 1, 2025 and ending on December 31, 2027 (the “Performance Period”), as determined by the Committee in its sole discretion. The number of Performance Units set forth in Section 1 above is the target number of shares of Common Stock that Grantee may receive for 100% achievement of the Performance Goal (the “Target Award”). Each Performance Unit represents Grantee’s right to receive one share of Company’s Common Stock subject to attainment of the Performance Goal and Grantee’s continued employment with Company and its Subsidiaries through the Vesting Date, which shall be distributed in accordance with Section 5. No fractional shares shall be issued, and any amount attributable to a fractional share shall instead be withheld to satisfy any withholding tax obligation. Exhibit 10.3

DB1/ 156421375.4 Form of PSU Award Agreement under the 2025 EIP 2 #12701235v2 (c) If Grantee’s employment with Company and its Subsidiaries terminates prior to the Vesting Date, other than by reason of (i) Retirement, (ii) Disability, (iii) death or (iv) termination of employment by Company or a Subsidiary without Cause or by Grantee for Good Reason upon or within two years following a Change in Control, Grantee shall forfeit all right, title and interest in the Performance Units and any related Common Stock otherwise payable pursuant to this Agreement. For purposes of this Agreement, employment with any Subsidiary of Company shall be treated as employment with Company. Likewise, a termination of employment shall not be deemed to occur by reason of a transfer of employment between Company and any Subsidiary. (d) If Grantee’s employment with Company and its Subsidiaries is terminated prior to the Vesting Date, other than upon or during the two years following a Change in Control, by reason of (i) Retirement, (ii) Disability or (iii) death, then Grantee shall remain eligible to receive a prorated amount of the Performance Units following the Vesting Date, based on achievement of the Performance Goal. Such prorated amount of Performance Units shall equal the number of Performance Units that would have vested in accordance with Section 2(b) had Grantee remained employed through the Vesting Date, prorated based on the period of time that Grantee was employed during the Vesting Period, as determined by the Committee in its discretion. Notwithstanding the foregoing, if a Change in Control occurs after the date of Grantee’s termination of employment as described in this Section 2(d) and prior to payment, the amount of Performance Units that vest shall be calculated pursuant to Section 2(f). Payment shall be made as described in Section 5 below. (e) If Grantee’s employment with Company and its Subsidiaries is terminated by Company or a Subsidiary without Cause, by Grantee for Good Reason or on account of Retirement, Disability, or death, in each case before the Vesting Date and upon or within two years following a Change in Control, the Performance Units shall vest in the amount calculated pursuant to Section 2(f) if the Change in Control occurs during the Performance Period, or the amount calculated based on achievement of the Performance Goal if the Change in Control occurs after the end of the Performance Period and before the Vesting Date, as applicable. Payment shall be made as described in Section 5 below. (f) Unless the Committee provides otherwise prior to a Change in Control, in the event of a Change in Control during the Performance Period, the amount to be paid with respect to the Performance Units shall be determined based on the greater of (i) the Target Award (prorated for a Grantee whose employment terminates before the Vesting Date due to Retirement, Disability or death as described in Section 2(d) or 2(e), based on the period of time that the Grantee was employed during the Vesting Period, as determined by the Committee in its discretion) or (ii) the number of Performance Units calculated for the Performance Period based upon the actual performance level attained as of the date of the Change in Control, as determined by the Committee in its discretion, in each case, after giving effect to the accumulation of Dividend Equivalents. (g) For purposes of the Award and this Agreement: i. “Retirement” shall mean a Voluntary Termination of employment if Grantee has both completed five continuous years of service with Company and attained age 50. “Years of service” for this purpose excludes any service with any predecessor

DB1/ 156421375.4 Form of PSU Award Agreement under the 2025 EIP 3 #12701235v2 employer that was not considered within the controlled group (determined in accordance with Code Section 414(c)) of Company as of the Grant Date, unless explicitly required by the agreement executed in connection with such asset or stock acquisition, merger or other similar transaction, or where otherwise approved by the Board of Directors. Years of service shall not include any service completed by Grantee prior to reemployment with Company; ii. “Voluntary Termination” shall mean termination of employment in circumstances in which Grantee had an opportunity to continue employment with Company, but did not do so; and iii. “Change in Control” shall have the meaning provided in the Plan; provided that if the Award is or becomes subject to Code Section 409A, an event will not constitute a “Change in Control” for purposes of this Agreement unless such event also constitutes a “change in control event” as defined in Treasury Regulations Section 1.409A-3(i)(5). 3. Dividend Equivalents. During the Vesting Period, before payment or forfeiture of the Award, the Award will be increased by a number of additional Performance Units (“Dividend Equivalents”) representing all cash dividends that would have been paid to Grantee if one share of Common Stock had been issued to Grantee on the Grant Date for each Performance Unit granted pursuant to this Agreement. The Dividend Equivalents credited during the Vesting Period will include fractional shares; provided, however, the shares of Common Stock actually issued upon vesting of the Dividend Equivalents shall be paid only in whole shares of Common Stock, and any fractional shares of Common Stock in an amount of cash equal to the Fair Market Value of such fractional shares of Common Stock shall be withheld to satisfy any withholding tax obligation. Dividend Equivalents shall be subject to the same vesting provisions, including attainment of the Performance Goal, and other terms and conditions of this Agreement, and shall be paid on the same date, as the Performance Units to which they are attributable. References in this Agreement to Performance Units shall be deemed to include any Performance Units attributable to Dividend Equivalents. 4. Non-Transferability of Performance Units. (a) The Performance Units may not be sold, assigned, transferred, pledged, encumbered or otherwise disposed of by Grantee or any other person. Any such attempt shall be wholly ineffective and will result in immediate forfeiture of all such amounts. (b) Notwithstanding the foregoing, Grantee may transfer any part or all rights in the Performance Units to members of Grantee’s immediate family, to one or more trusts for the benefit of such immediate family members or to partnerships in which such immediate family members are the only partners, in each case only if Grantee does not receive any consideration for the transfer. In the event of any such transfer, the Performance Units shall remain subject to the terms and conditions of this Agreement. For any such transfer to be effective, Grantee must (i) provide prior written notice thereof to the Committee or its delegate, unless otherwise authorized and approved by the Committee or its delegate, in its sole discretion, and (ii) furnish to the Committee or its delegate such information as it may request with respect to the transferee

DB1/ 156421375.4 Form of PSU Award Agreement under the 2025 EIP 4 #12701235v2 and the terms and conditions of any such transfer. For purposes of this Agreement, “immediate family” shall mean Grantee’s spouse, children and grandchildren. (c) Grantee may designate one or more primary and contingent Beneficiaries, using the form attached as Exhibit D, to receive any rights of Grantee which may become vested in the event of the death of Grantee under procedures and in the form established by the Committee or its delegate. In the absence of such designation of a Beneficiary, any such rights shall be deemed to be transferred to the estate of Grantee. 5. Distribution. Subject to Section 14 of this Agreement and any payment restrictions under Code Section 409A or other applicable law, the Common Stock or cash (as determined by the Committee) Grantee becomes entitled to receive upon vesting of the Performance Units in accordance with Section 2 shall be distributed to Grantee within 70 days after the first to occur of (i) the Vesting Date, (ii) the date of Grantee’s separation from service in the event of a separation from service that occurs upon or within two years following a Change in Control, or (iii) the effective date of a Change in Control in the event that Grantee’s employment terminates on account of Retirement, Disability, or death before the Change in Control and a Change in Control subsequently occurs before payment. Payment upon or after a Change in Control shall be made in cash or shares of Common Stock, as determined by the Committee. 6. Administration of Award; Ratification of Actions. The Award shall be subject to such other rules as the Committee, in its sole discretion, may determine to be appropriate with respect to administration thereof. This Agreement shall be subject to discretionary interpretation and construction by the Committee. Day-to-day authority and responsibility for administration of the Plan, the Award and this Agreement have been delegated to Company’s Benefit Plan Administration Committee (such committee, together with its authorized representatives, the “BPAC”) and all actions taken thereby shall be entitled to the same deference as if taken by the Committee itself. Grantee shall take all actions and execute and deliver all documents as may from time to time be requested by the Committee or the BPAC. By receiving this Award or other benefit under the Plan, Grantee and each person claiming under or through Grantee shall conclusively be deemed to have indicated acceptance and ratification of, and consent to, any action taken under the Plan or the Award by Company, the Board of Directors, the Committee or the BPAC. 7. Tax Liability and Withholding. Grantee agrees to pay to Company, or make other arrangements satisfactory to Company to provide for the payment of any applicable federal, state or local income, employment, social security, Medicare or other withholding tax obligation arising in connection with the grant, vesting, or settlement of the Award. Company shall have the right, without Grantee’s prior approval or direction, to satisfy such withholding tax obligation by withholding such taxes from other compensation payable to Grantee or by withholding all or any part of the shares of Common Stock or cash that would otherwise be distributed or paid to Grantee, with any shares of Common Stock so withheld to be valued at the Fair Market Value on the date of such withholding, or by requiring Grantee to deliver a check payable to Company in the amount of such obligation. Any payment of required withholding taxes in the form of Common Stock shall not exceed the maximum amount of tax that may be required to be withheld

DB1/ 156421375.4 Form of PSU Award Agreement under the 2025 EIP 5 #12701235v2 by law (or such other amount that would result in an accounting charge with respect to such shares used to pay such taxes). Notwithstanding the foregoing, the ultimate liability for Grantee’s share of all tax withholding is Grantee’s responsibility, and Company makes no tax-related representations in connection with the grant or vesting of Performance Units or the distribution of Common Stock or cash to Grantee. 8. Adjustment Provisions. If, prior to the Vesting Date, any change is made to the outstanding Common Stock or in the capitalization of Company, the Performance Units granted pursuant to this Award shall be equitably adjusted or terminated to the extent and in the manner provided under the terms of the Plan. 9. Clawbacks. (a) Grantee acknowledges and agrees that the Performance Units payable under this Award are subject to any applicable Clawback Policy. To the extent permitted by applicable law, including without limitation Code Section 409A, the Performance Units payable under this Award are subject to offset in the event that Grantee has an outstanding clawback, recoupment or forfeiture obligation to Company under the terms of any applicable Clawback Policy. In the event of a clawback, recoupment or forfeiture event under an applicable Clawback Policy, the amount required to be clawed back, recouped or forfeited pursuant to such policy shall be deemed not to have been earned under the terms of the Plan, and Company shall be entitled to recover from Grantee the amount specified under the Clawback Policy to be clawed back, recouped or forfeited (which amount, as applicable, will be deemed an advance that remained subject to Grantee satisfying all eligibility conditions for earning Performance Units). (b) If the Board of Directors or the Committee, as applicable, determines that clawback is required or appropriate under the applicable Clawback Policy, in addition to the recoupment methods available under the terms of an applicable Clawback Policy, to the extent permitted by applicable law, Company shall, as determined by the Committee in its sole discretion, take any of the following actions: (i) seek repayment from Grantee of any amounts or awards distributed under the Plan for so long as such amounts or awards are subject to the terms of such Clawback Policy; (ii) reduce (subject to applicable law and the terms and conditions of the Plan or any other applicable plan, program, policy or arrangement) the amount that would otherwise be awarded or payable to Grantee under the Award, the Plan or any other compensatory plan, program, or arrangement maintained by Company; (iii) withhold payment of future increases in compensation (including the payment of any discretionary bonus amount) or grants of compensatory awards that would otherwise have been made in accordance with Company’s otherwise applicable compensation practices; or (iv) any combination of the foregoing. The determination regarding Grantee’s conduct, and repayment or reduction under this Section 9, shall be within the sole discretion of the Committee and shall be final and binding on Grantee. Grantee, in consideration of the grant of the Award, and by Grantee’s execution of this Agreement, acknowledges Grantee’s understanding of this Section 9 and hereby agrees to make and allow an immediate and complete repayment, withholding or reduction in accordance with this Section 9 to effect its terms with respect to Grantee, the Award or any other compensation described in this Agreement.

DB1/ 156421375.4 Form of PSU Award Agreement under the 2025 EIP 6 #12701235v2 (c) Performance Units are not considered earned, and the eligibility requirements with respect to the Performance Units are not considered met, until all requirements of the Plan, this Agreement and any Clawback Policy are met. 10. Insider Trading and Other Company Policies. Grantee acknowledges and agrees that this Award is subject to all insider-trading, share-ownership, retention and other policies that the Board of Directors may adopt from time to time. 11. Stock Reserved. Company shall at all times during the term of the Award reserve and keep available such number of shares of its Common Stock as will be sufficient to satisfy the Award issued and granted to Grantee and the terms stated in this Agreement. It is intended by Company that the Plan and shares of Common Stock covered by the Award are to be registered under the Securities Act of 1933, as amended, prior to the Grant Date; provided, however, that in the event such registration is for any reason not effective for such shares, Grantee agrees that all shares acquired pursuant to the grant will be acquired for investment and will not be available for sale or tender to any third party. 12. No Rights as Shareholder. The issuance and transfer of Common Stock shall be subject to compliance by Company and Grantee with all applicable laws, rules, regulations and approvals. No shares of Common Stock shall be issued or transferred unless and until any then- applicable legal requirements have been fully met or obtained to the satisfaction of Company and its counsel. Except as otherwise provided in this Agreement, Grantee shall have no rights as a shareholder of Company in respect of the Performance Units or Common Stock for which the Award is granted. Grantee shall not be considered a record owner of shares of Common Stock with respect to the Performance Units until the Performance Units are fully vested and Common Stock is actually distributed to Grantee. 13. Continued Employment; Employment at Will. In consideration of Company’s granting the Award as incentive compensation to Grantee pursuant to this Agreement, Grantee agrees to all of the terms of this Agreement and to continue to perform services for Company in a satisfactory manner as directed by Company. However, no provision in this Agreement shall confer any right to Grantee’s continued employment, limit the right of Company to terminate Grantee’s employment at any time or create any contractual right to receive any future awards under the Plan. Moreover, unless specifically provided under the terms thereof, the value of the Award will not be included as compensation or earnings when calculating Grantee’s benefits under any employee benefit plan sponsored by Company. 14. Code Section 409A. This Agreement and the Award are intended to comply with Code Section 409A or an exemption therefrom and shall be construed and interpreted in a manner that is consistent with the requirements for avoiding additional taxes or penalties under Code Section 409A. Notwithstanding any other provision of the Agreement, any distributions or payments due hereunder that are subject to Code Section 409A may only be made upon an event and in a manner permitted by Code Section 409A. Termination of employment, separation from service or words of similar import used in this Agreement shall mean, with respect to any payments of deferred compensation subject to Code Section 409A, a “separation from service” as defined in Code Section 409A. Each payment of compensation under this Agreement, including installment payments, shall be treated as a separate payment of compensation for

DB1/ 156421375.4 Form of PSU Award Agreement under the 2025 EIP 7 #12701235v2 purposes of applying Code Section 409A. Except as otherwise permitted under Code Section 409A, Grantee may not, directly or indirectly, designate the calendar year of settlement, distribution or payment. To the extent that an Award is or becomes subject to Code Section 409A and Grantee is a “specified employee” (within the meaning of Code Section 409A) who becomes entitled to a distribution on account of a separation from service, no payment shall be made before the date which is six months after the date of Grantee’s separation from service or, if earlier, the date of Grantee’s death (the “Delayed Payment Date”), if required by Code Section 409A. The accumulated amounts shall be distributed or paid in a lump-sum payment on the Delayed Payment Date unless the Delayed Payment Date is the date of Grantee’s death, in which event the accumulated amounts shall be paid in a lump-sum payment by December 31 following the year of Grantee’s death. Notwithstanding the foregoing, Company makes no representations that the payments and benefits provided under this Agreement comply with Code Section 409A and shall not be liable for all or any taxes, penalties, interest or other expenses that may be incurred by Grantee on account of non-compliance with Code Section 409A. 15. Entire Agreement; Severability; Conflicts. This Agreement contains the entire terms of the Award and may not be changed other than by a written instrument executed by both parties or an amendment of the Plan, except where such change or modification does not adversely affect in a material way the terms of this Agreement, as provided in Section 15.4 of the Plan. This Agreement supersedes any prior agreements or understandings, and there are no other agreements or understandings relating to its subject matter. The invalidity or unenforceability of any provision of the Plan or this Agreement shall not affect any other provision of the Plan or this Agreement, and each provision of the Plan and this Agreement shall be severable and enforceable to the extent permitted by law. Should there be any inconsistency between the provisions of this Agreement and the terms of the Award as stated in the resolutions and records of the Board of Directors or the Plan, the provisions of such resolutions and records of the Board of Directors and the Plan shall control. 16. Successors and Assigns. The Award evidenced by this Agreement shall inure to the benefit of and be binding upon the heirs, legatees, legal representatives, successors, and assigns of the parties hereto. 17. Governing Law; Mandatory Claims Procedures. This Agreement shall be construed in accordance with, and subject to, the laws of the State of Oklahoma applicable to contracts made and to be entirely performed in Oklahoma and wholly disregarding any choice of law provisions or conflict of law principles that might otherwise be contrary to this express intent. If Grantee or any person acting on Grantee’s behalf (in any case, the “Claimant”) has any claim or dispute related in any way to the Award or to the Plan, the Claimant must follow the claims and arbitration procedures set forth in Article 13 of the Plan. All claims must be brought no later than one year following the date on which the facts forming the basis of the claim are known or should have been known by the claimant, whichever is earlier. Any claim that is not submitted within the applicable time limit shall be waived. Grantee hereby acknowledges receipt of this Agreement and a copy of the Plan, and Grantee accepts the Award under the terms and conditions stated in this Agreement, subject to all terms and provisions of the Plan, by signing this Agreement as of the date indicated. In the absence of a signed acceptance, Grantee will be deemed to have accepted this Award on the Grant

DB1/ 156421375.4 Form of PSU Award Agreement under the 2025 EIP 8 #12701235v2 Date, and all its associated terms and conditions, including the mandatory claims and arbitration procedures, unless Grantee notifies Company of Grantee’s non-acceptance of the Award by contacting the stock plan administrator, in writing within 60 days of the Grant Date. Date Grantee

DB1/ 156421375.4 Form of PSU Award Agreement under the 2025 EIP A-1 #12701235v2 Exhibit A Performance Unit Performance Goal Performance Period January 1, 2025 – December 31, 2027 Subject to the terms of the Agreement, Grantee shall vest in a percentage of the Target Award (including any related Dividend Equivalents) on the Vesting Date, based on Company’s ranking for Total Shareholder Return (“TSR”) for the Performance Period against the ONEOK Peer Group listed in Exhibit C, all as determined by the Committee in its sole discretion. TSR for the Performance Period is the measure of the stock price appreciation plus any dividends paid during the Performance Period, expressed as a percentage. The TSR beginning stock price for the Performance Period is the average of the closing stock price for the 20 trading days immediately preceding the beginning of the Performance Period. The TSR ending stock price for the Performance Period is the average of the closing stock price for the 20 trading days immediately preceding and including the last day of the Performance Period. Exhibit B provides an illustration of a Hypothetical Performance Period calculation. ONEOK TSR Ranking vs. ONEOK Peer Group Percentage of Performance Units Earned (Performance Multiplier) 90th percentile and above 75th percentile 50th percentile 25th percentile Below 25th percentile 200% 150% 100% (Target Award) 50% 0% If ONEOK’s TSR ranking within the ONEOK Peer Group at the end of the Performance Period is between any two of the stated percentile levels in the above table, the percentage of the Performance Units calculated for the Performance Period (the performance multiplier) will be interpolated between the stated levels. No Performance Units are earned based on performance if ONEOK’s TSR ranking at the end of the Performance Period is below the 25th percentile within its Peer Group. In no event may the maximum number of Performance Units that may be payable pursuant to this Agreement (excluding any accumulated Dividend Equivalents) exceed 200% of the Target Award.

DB1/ 156421375.4 Form of PSU Award Agreement under the 2025 EIP B-1 #12701235v2 Exhibit B Illustration of Hypothetical Performance Unit Award Calculation Performance Period January 1, 2025 – December 31, 2027 The illustrations below assume that 500 Performance Units are awarded to Grantee in February 2025. ONEOK Total Shareholder Return (TSR) Ranking vs. ONEOK Peer Group Hypothetical 1: If ONEOK’s TSR Ranking for the Performance Period is at the 40th percentile within the ONEOK Peer Group, then the performance multiplier would be 80 percent, as interpolated between a 50 percent multiplier (25th percentile within Peer Group) and a 100 percent multiplier (50th percentile within Peer Group) from Exhibit A. Hypothetical 2: If ONEOK’s TSR Ranking for the Performance Period is at the 60th percentile within the ONEOK Peer Group, then the performance multiplier would be 120 percent, as interpolated between a 100 percent multiplier (50th percentile within Peer Group) and a 150 percent multiplier (75th percentile within Peer Group) from Exhibit A. Percentage of Performance Units Earned Hypothetical 1: 80% x 500 PUs = 400 shares of Common Stock payable to Grantee in 2028 subject to continued employment through the Vesting Date. Hypothetical 2: 120% x 500 PUs = 600 shares of Common Stock payable to Grantee in 2028 subject to continued employment through the Vesting Date.

DB1/ 156421375.4 Form of PSU Award Agreement under the 2025 EIP C-1 #12701235v2 Exhibit C ONEOK TSR Peer Group for Performance Period January 1, 2025 – December 31, 2027* Company Name Sym Antero Midstream Corporate AM DT Midstream, Inc. DTM Energy Transfer LP ET Enterprise Products Partners EPD Kinder Morgan Inc. KMI Kinetik Holdings Inc. KNTK MPLX LP MPLX Plains All American Pipeline LP PAA Targa Resources Corp TRGP Williams Companies Inc. WMB Western Midstream Partners, LP WES * In the event that any member of the ONEOK Peer Group liquidates or reorganizes under the United States Bankruptcy Code (U.S.C. Title 11), such entity shall remain in the ONEOK Peer Group but shall be deemed to have a TSR of -100% for purposes of calculating the Performance Multiplier. If any member of the ONEOK Peer Group is acquired by an unrelated entity before the end of the Performance Period, such member shall be removed from the ONEOK Peer Group for purposes of calculating the Performance Multiplier. In all other cases involving merger, reorganization or other material change in ownership, legal structure or business operations of any member of the ONEOK Peer Group, including acquisition by a related entity before the end of the Performance Period, the Committee shall have discretionary authority to retain, remove or replace such member for purposes of calculating the performance multiplier.

DB1/ 156421375.4 Form of PSU Award Agreement under the 2025 EIP D-1 #12701235v2 Exhibit D Beneficiary Designation Form I, _________________________________ (“Plan Participant”), state that I am a participant in the ONEOK, Inc. 2025 Equity Incentive Plan, and I may previously have received, or receive in the future, equity awards under another stock compensation plan sponsored by ONEOK, Inc. (the term “Plans” means the foregoing plans other than any stock compensation plans assumed by ONEOK, Inc. in connection with a transaction, the ONEOK, Inc. 2025 Employee Stock Award Program and the ONEOK, Inc. Employee Stock Purchase Plan). With the understanding that I may change the following beneficiary designations at any time by furnishing written notice thereof to ONEOK, Inc.’s stock plan administrator (provided that such change does not affect the time and form of payment of any amounts subject to an existing deferral election), I hereby designate the following individuals (or entities) as my beneficiaries to receive any and all benefits payable to me under the awards made pursuant to the Plans (“Awards”) as described below and to exercise all rights, benefits and features of the Awards described below, in accordance with the terms of the Plans and any associated award agreement, in the event of my death as follows: 1. Primary Beneficiary (or Beneficiaries) In the event of my death, the Primary Beneficiaries named below shall receive all Awards described below and shall have the power to exercise, enjoy and receive all rights, benefits and features of the Awards described below (including Awards that I have elected to defer under the Plans or the ONEOK, Inc. 2005 Nonqualified Deferred Compensation Plan, if applicable), in accordance with the terms of the Plans and provisions of such Awards. Name Relationship Percentage of Total If a designated Primary Beneficiary named dies or ceases to exist prior to receiving the share designated for such Primary Beneficiary, such share shall be allocated proportionately to other surviving and existing designated Primary Beneficiaries. 2. Contingent Beneficiary (or Beneficiaries) In the event of my death if no Primary Beneficiary named above survives or exists as of the date the Awards described below are to be paid, the Contingent Beneficiaries named below, if any, shall receive all Awards described below and shall have the power to exercise, enjoy and receive all rights, benefits and features of the Awards described below (including Awards that I have elected to defer under the Plans or the ONEOK, Inc. 2005 Nonqualified Deferred Compensation Plan, if applicable) in accordance with the terms of the Plans and the provisions of such Awards. Name Relationship Percentage of Total

DB1/ 156421375.4 Form of PSU Award Agreement under the 2025 EIP D-2 #12701235v2 3. Awards Covered By Beneficiary Designation This Beneficiary Designation is applicable to and covers the following Awards: (Check one) _______ All Awards previously granted to me under the Plans and all Awards to be granted to me under the Plans in the future; or _______ The following Awards that have been granted to me under the Plans: (List Awards Covered) Award Grant Date Number of Shares of Common Stock 4. General Terms This instrument does not modify, extend or increase any rights or benefits otherwise provided for by any Award under the Plans. All terms used in this instrument shall have the meaning provided for under the Plans, unless otherwise indicated herein. This instrument is not applicable to Common Stock of ONEOK, Inc. that I have acquired outright and without any restrictions or limitations under the Plans prior to my death. This instrument revokes and supersedes any prior designation of a Beneficiary (or Beneficiaries) made by me with respect to the Awards covered by this Beneficiary Designation as set forth in Paragraph 3. IN WITNESS WHEREOF, I have signed this instrument this ____day of ____________, __________. Plan Participant __________________________________ Witness __________________________________ Witness RECEIVED AND ACKNOWLEDGED this ____ day of ________, 20__, ______________________________________